SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LILLIAN VERNON CORP.

                    MJG ASSOCIATES, INC.
                                 7/03/03            1,000-            7.2500
                    GABELLI SECURITIES, INC.
                                 7/03/03            3,000-            7.2500
                    GABELLI PERFORMANCE PARTNERSHIP
                                 7/03/03           29,500-            7.2500
                    GABELLI INTERNATIONAL LTD
                                 7/03/03           63,400-            7.2500
                    GAMCO INVESTORS, INC.
                                 7/03/03          492,500-            7.2500
                                 7/03/03          748,212-            7.2500
                                 6/06/03            3,000-             *DO
                                 5/15/03            2,300-            7.1700
                                 5/14/03            1,600-            7.1700
                                 5/14/03            1,700             7.1197
                                 5/14/03            1,700-            7.1700
                                 5/13/03            1,500-            7.1700
                                 5/13/03            2,000-            7.1700
                    GABELLI ASSOCIATES LTD
                                 7/03/03           68,000-            7.2500
                    GABELLI FUND, LDC
                                 7/03/03            2,000-            7.2500
                    GAF II
                                 7/03/03            2,000-            7.2500
                    GABELLI ASSOCIATES FUND
                                 7/03/03           86,700-            7.2500
                    GABELLI ADVISERS, INC.
                                 7/03/03           10,000-            7.2500
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 7/03/03          130,000-            7.2500
                         GABELLI SMALL CAP GROWTH FUND
                                 7/03/03          225,000-            7.2500
                         GABELLI EQUITY TRUST
                                 7/03/03          100,000-            7.2500
                         GABELLI ASSET FUND
                                 7/03/03          170,000-            7.2500
                         GABELLI CAPITAL ASSET FUND
                                 7/03/03           55,000-            7.2500
                         GABELLI ABC FUND
                                 7/03/03           30,200-            7.2500


(1)	THE TRANSACTIONS ON 7/03/03 WERE IN CONNECTION WITH THE MERGER
DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS
OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON
THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.